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                                                                   Exhibit No. 5

                             PAINEWEBBER/KIDDER, PEABODY
                            MUNICIPAL MONEY MARKET SERIES

                                DISTRIBUTION CONTRACT

     CONTRACT made as of January 30, 1995, between PAINEWEBBER/KIDDER, PEABODY MUNICIPAL MONEY MARKET SERIES, a Massachusetts business trust ("Fund"), and PAINEWEBBER INCORPORATED, a Delaware corporation ("PaineWebber").

     WHEREAS the Fund is registered under the Investment Company Act of l940, as amended ("l940 Act"), as an open-end management investment company and currently has three distinct series of shares of beneficial interest each of which is set forth on Exhibit A hereto, as such Exhibit may be revised from time to time ("Series"); and

     WHEREAS the Fund's board of trustees ("Board") has established an unlimited number of shares of beneficial interest of the Series as shares ("Shares"); and

     WHEREAS PaineWebber is willing to act as principal distributor for each such Series on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints PaineWebber as its exclusive agent to be the principal distributor to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Contract. PaineWebber hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

     2.   SERVICES AND DUTIES OF PAINEWEBBER.

     (a) Upon the later of the date of this Contract or the initial offering of the Shares to the public by a Series, PaineWebber will hold itself available to receive purchase orders, satisfactory to PaineWebber, for Shares of that Series and will accept such orders on behalf of the Fund as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

     (b) PaineWebber in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, including but not limited to Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins"), as it may select. In making agreements with such dealers, PaineWebber shall act only as principal and not as agent for the Fund.

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     (c)  The offering price of the Shares shall be the net asset value per
Share as next determined by the Fund following receipt of an order at PaineWebber's principal office. The Fund shall promptly furnish PaineWebber with a statement of each computation of net asset value.

     (d) PaineWebber shall not be obligated to sell any certain number of Shares.

     (e) To facilitate redemption of Shares by shareholders directly or through dealers, PaineWebber is authorized but not required on behalf of the Fund to repurchase Shares presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.

     (f) PaineWebber shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Section 26(d) of the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice (collectively, "service activities").

     (g) PaineWebber shall have the right to use any list of shareholders of the Fund or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that PaineWebber shall not sell or knowingly provide such list or lists to any unaffiliated person.

     3. AUTHORIZATION TO ENTER INTO EXCLUSIVE DEALER AGREEMENTS AND TO DELEGATE DUTIES AS DISTRIBUTOR. With respect to the Shares of any or all Series, PaineWebber may enter into an exclusive dealer agreement with Mitchell Hutchins or any other registered and qualified dealer with respect to sales of the Shares or the provision of service activities. In a separate contract or as part of any such exclusive dealer agreement, PaineWebber also may delegate to Mitchell Hutchins or another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Contract, provided that such separate contract or exclusive dealer agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which PaineWebber is subject under this Contract, and further provided that such separate contract or exclusive dealer agreement meets all requirements of the 1940 Act and rules thereunder.

     4. SERVICES NOT EXCLUSIVE. The services furnished by PaineWebber hereunder are not to be deemed exclusive and PaineWebber shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any trustee, officer or employee of PaineWebber, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

     5.   COMPENSATION.

          (a) As compensation for its service activities under this contract with respect to the Shares, PaineWebber shall receive from the Fund a service fee at the rate and under the


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terms and conditions of the Plan adopted by the Fund, as such Plan is amended from time to time, and subject to any further limitations on such fee as the board of trustees ("Board") may impose.

          (b) PaineWebber may reallow any or all of the service fees which it is paid under this Contract to such dealers as PaineWebber may from time to time determine.

     6.   DUTIES OF THE FUND.

          (a) The Fund reserves the right at any time to withdraw offering Shares of any or all Series by written notice to PaineWebber at its principal office.

          (b) The Fund shall determine in its sole discretion whether certificates shall be issued with respect to the Shares. If the Fund has determined that certificates shall be issued, the Fund will not cause certificates representing Shares to be issued unless so requested by shareholders. If such request is transmitted by PaineWebber, the Fund will cause certificates evidencing Shares to be issued in such names and denominations as PaineWebber shall from time to time direct.

          (c) The Fund shall keep PaineWebber fully informed of its affairs and shall make available to PaineWebber copies of all information, financial statements, and other papers which PaineWebber may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as PaineWebber may request, and the Fund shall cooperate fully in the efforts of PaineWebber to sell and arrange for the sale of the Shares of the Series and in the performance of PaineWebber under this Contract.

          (d) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act to the end that there will be available for sale such number of Shares as PaineWebber may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

          (e) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of each Series for sale under the securities laws of such states or other jurisdictions as PaineWebber and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such jurisdictions; provided that the Fund shall not be required to execute a general consent to the service of process in any state. PaineWebber shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.


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     7.   EXPENSES OF THE FUND.  The Fund shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Fund and PaineWebber pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

     8. EXPENSES OF PAINEWEBBER. PaineWebber shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by PaineWebber in connection with the sale of Shares under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by PaineWebber in connection with such offering; (iii) the expenses of registration or qualification of PaineWebber as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to PaineWebber's employees and others for selling Shares, and all expenses of PaineWebber, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

     9.   INDEMNIFICATION.

          (a) The Fund agrees to indemnify, defend and hold PaineWebber, its officers and trustees, and any person who controls PaineWebber within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which PaineWebber, its officers, trustees or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any related prospectus ("Prospectus") or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by PaineWebber to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or trustee of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect


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PaineWebber against any liability to the Fund or to the shareholders of any
Series to which PaineWebber would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Fund shall not be liable to PaineWebber under this indemnity agreement with respect to any claim made against PaineWebber or any person indemnified unless PaineWebber or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon PaineWebber or such other person (or after PaineWebber or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to PaineWebber or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify PaineWebber promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of its Shares.

          (b) The Fund's indemnification agreement contained in this Section 9 will remain operative and in full force and effect regardless of any investigation made by or on behalf of PaineWebber, its officers and trustees, or any controlling person, and will survive the delivery of any shares of the Fund.


          (c) PaineWebber agrees to indemnify, defend, and hold the Fund, its officers and trustees and any person who controls the Fund within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its trustees or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by PaineWebber to the Fund for use in the Registration Statement, or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading. PaineWebber shall have the right to control the defense of any action contemplated by this Section 9(c), with counsel of its own choosing, satisfactory to the Fund, unless the action is not based solely upon an alleged misstatement or omission on PaineWebber's part. In such event, the Fund, its officers or trustees or controlling persons will each have the right to participate in the defense or preparation of the defense of the action. In the event that PaineWebber elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If PaineWebber does not elect to assume the defense of any suit, it will reimburse the


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indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

          (d) PaineWebber shall not be liable to the Fund under this indemnity agreement with respect to any claim made against the Fund or any person indemnified unless the Fund or other such person shall have notified PaineWebber in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or such other person (or after the Fund shall have received notice of service on any designated agent). PaineWebber will not be obligated to indemnify any entity or person against any liability to which the Fund, its officers and trustees, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     10. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE FUND. The trustees of the Fund and the shareholders of any Series shall not be liable for any obligations of the Fund or any Series under this Contract, and PaineWebber agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Fund or the particular Series in settlement of such right or claims, and not to such trustees or shareholders. The Fund represents that a copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk.

     11. SERVICES PROVIDED TO THE FUND BY EMPLOYEES OF PAINEWEBBER. Any person, even though also an officer, trustee, employee or agent of PaineWebber, who may be or become an officer, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, trustee, employee or agent or one under the control or direction of PaineWebber even though paid by PaineWebber.

     12.  DURATION AND TERMINATION.

          (a) This Contract shall become effective upon the date hereabove written, provided that, with respect to any Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Fund who are not interested persons of the Fund, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Trustees") cast in person at a meeting called for the purpose of voting on such action.

          (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Shares of each affected Series.


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          (c)  Notwithstanding the foregoing, with respect to any Series, this
Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Shares of such Series on sixty days' written notice to PaineWebber or by PaineWebber at any time, without the payment of any penalty, on sixty days' written notice to the Fund or such Series. This Contract will automatically terminate in the event of its assignment.

          (d) Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series.

     13. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     14. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware and the 1940 Act, provided, however, that
Section 10 above will be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the State of Delaware or the Commonwealth of Massachusetts conflict with the applicable provisions of the l940 Act, the latter shall control.

     15. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     16. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the l940 Act.



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     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.



ATTEST:                                 PAINEWEBBER/KIDDER, PEABODY
                                        MUNICIPAL MONEY MARKET SERIES


/s/ Ilene Shore                         By: /s/ Dianne E. O'Donnell
---------------------------------           ---------------------------------

ATTEST:                                 PAINEWEBBER INCORPORATED


/s/ Ilene Shore                         By: /s/ V. Schonfeld
---------------------------------           ---------------------------------


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                                                                       EXHIBIT A



NAME OF SERIES

PaineWebber/Kidder, Peabody Municipal Money Market New York Series, PaineWebber/Kidder, Peabody Municipal Money Market New Jersey Series PaineWebber/Kidder, Peabody Municipal Money Market Connecticut Series


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